N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

Evergreen Short Intermediate Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	$1,549,485	$0.13		11,227,631	$5.95
Class B	$122,303	$0.11		1,060,249	$5.95
Class C	$281,296	$0.11		2,331,137	$5.95
Class I	$22,387,176	$0.14		150,439,032	$5.95
Class IS	$334,081	$0.13		2,354,342	$5.95


Evergreen Adjustable Rate Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	$9,051,130	$0.20	  	37,818,292	$9.29
Class B	$6,662,771	$0.17		37,090,798 	$9.29
Class C	$11,927,376	$0.17		64,486,427	$9.29
Class I	$34,623,601	$0.21		155,320,142	$9.29
Class IS	$6,151,722	$0.20		23,254,886	$9.29


Evergreen Limited Duration Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	$87,589	$0.23		344,116	$10.10
Class B	$80,611	$0.19		404,132	$10.10
Class C	$137,665	$0.19		656,207	$10.10
Class I	$6,974,649	$0.24		26,821,232	$10.10
Class IS	$107,917	$0.23		460,402	$10.10


Evergreen Institutional Enhanced Income Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class I	$21,293,371	$0.27	  	85,328,738	$9.99